================================================================================
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                            Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the Appropriate Box:
[   ]    Preliminary Proxy Statement

[   ]    Confidential,  for Use of the Commission  Only (as permitted by Rule
         14a-6(e)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting  Material  Pursuant to Section  240.14a-11(c)  or Section
         240.14a-12

================================================================================

                                   HUBCO, INC.

                 (Name of Registrant as Specified in its Charter
                                       and
                     Name of Person Filing Proxy Statement)

================================================================================


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         1)       Title  of  each  class  of  securities  to  which  transaction applies:
                  ______________________________________________________
         2)       Aggregate number of securities to which transaction applies:
                  ______________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ______________________________________________________
         4)       Proposed maximum aggregate value of transaction:
                  ______________________________________________________
         5)       Total fee paid:
                  ______________________________________________________
[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            Amount Previously Paid:  _____________________________________
            Form, Schedule or Registration Statement No.: _________________ Filing Party: ________________________________________________
            Date Filed:  __________________________________________________

================================================================================

                                   HUBCO, INC.
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 1999

TIME............................        11:00 a.m. local time on  Wednesday,
                                        April 21, 1999

PLACE...........................        Sheraton Crossroads
                                        Crossroads Corporate Center
                                        Route 17 North
                                        Mahwah, New Jersey 07495

ITEMS OF BUSINESS..............

                                        (1)     The election of the five persons
                                                named in the accompanying  Proxy
                                                Statement  to serve as directors
                                                of HUBCO for the terms specified
                                                in the Proxy Statement.

                                        (2)     Amend   the    Certificate    of
                                                Incorporation  to  increase  the
                                                number of common  and  preferred
                                                shares authorized to be issued.

                                        (3)     Amend   the    Certificate    of
                                                Incorporation to change the name
                                                of the Company to Hudson  United
                                                Bancorp.

                                        (4)     Approval of the HUBCO, Inc. 1999
                                                Stock   Option    Plan,    which
                                                generally  gives a committee  of
                                                three   or   more   non-employee
                                                directors  of  the  Company  the
                                                authority  to grant to employees
                                                of  the  Company  incentive  and
                                                non-qualified  stock  options to
                                                purchase  up  to  a  maximum  of
                                                1,000,000 shares with options to
                                                purchase  a maximum  of  250,000
                                                shares to be  issued or  granted
                                                to any one employee.

                                        (5)     Such  other   business   as  may
                                                properly    come    before   the
                                                meeting.


RECORD DATE................             Shareholders of record at the close of
                                        business on February 26, 1999 are
                                        entitled to notice of and to vote at the meeting.

ANNUAL REPORT............               The Company's 1998 Annual Report, which
                                        is not part of the proxy soliciting
                                        material, is enclosed.

PROXY VOTING...............             Whether or not you contemplate attending
                                        the meeting, please execute the
                                        enclosed proxy and return it to HUBCO.
                                        You may revoke your proxy at any
                                        time prior to its exercise by delivering to HUBCO a later-dated proxy or by delivering written notice of revocation to HUBCO.


     Your Board of Directors unanimously recommends a vote for its nominees for directors and for the amendments to the Certificate of Incorporation and the approval of the Stock Option Plan.


March 15, 1999

                  IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

                                   HUBCO, INC.
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430

                            -------------------------

                                 PROXY STATEMENT
                              Dated March 15, 1999

                       GENERAL PROXY STATEMENT INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HUBCO, Inc. (the "Corporation" or "HUBCO") of proxies for use at the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") to be held at the Sheraton Crossroads, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey 07495 on April 21, 1999 at 11:00 a.m. local time. The business expected to be voted upon at the Annual Meeting is the election of five persons named in this proxy statement to serve as directors for the terms specified herein, an amendment to the Certificate of Incorporation to increase the number of common and preferred shares authorized to be issued, an amendment to the Certificate of Incorporation to change the name of the Corporation, and the adoption of a new stock option plan. This proxy statement is first being mailed to shareholders on approximately March 15, 1999

Proxies

         Your vote is important.

         Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Any shareholder giving a proxy has the right to attend and to vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by filing a later-dated proxy or by a written revocation if it is sent to the Secretary of the Corporation, D. Lynn Van Borkulo-Nuzzo, at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, and is received by the Corporation in advance of the Annual Meeting. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of revocation with the Secretary of the Meeting prior to the voting of such proxy.

Shareholders Entitled to Vote

         The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is February 26, 1999. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting. On the record date, 41,509,181 shares of common stock, without par value, were outstanding and eligible to be voted at the Annual Meeting. Each share of common stock is entitled to one vote per share.

Required Vote

         Directors will be elected by a plurality of the votes cast at the Annual Meeting. The proposed amendments to the Certificate of Incorporation and the adoption of the new stock option plan requires the affirmative vote of a majority of the votes cast on the proposal. At the Annual Meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and HUBCO's Certificate of Incorporation and By-laws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote.

         All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the five nominees named in this Proxy Statement and in favor of the two amendments to the Certificate of Incorporation and the adoption of the stock option plan unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion.

Solicitation of Proxies

         This proxy solicitation is being made by the Board of Directors of the Corporation and the cost of the solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors and employees of the Corporation and Hudson United Bank ("HUB"), the Corporation's wholly owned subsidiary bank, who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation material to the beneficial owners of shares held of record by such persons, and the Corporation will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

Shareholder Proposals

         New Jersey corporation law requires that the notice of shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, shareholder proposals must be referred to in the Corporation's notice of shareholders' meeting for such proposal to be properly considered at a meeting of shareholders.

         Any HUBCO shareholder that wishes to have a proposal included in HUBCO's notice of shareholders' meeting, proxy statement and proxy card for its 2000 Annual Meeting must submit the proposal to HUBCO by the applicable deadline. The deadline is November 3, 1999 subject to change as noted below.

         If HUBCO changes its 2000 Annual Meeting date to a date more than 30 days from the date of its 1999 Annual Meeting, then the deadline will be changed to a reasonable time before HUBCO begins to print and mail its proxy materials. If HUBCO changes the date of its 2000 Annual Meeting in a manner which alters the deadline, HUBCO will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or will notify its shareholders in another reasonable manner.

                            GOVERNANCE OF THE COMPANY

         Pursuant to New Jersey corporation law and the Corporation's Certificate of Incorporation and By-Laws, the business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Members of the Board also served as directors of the Corporation's subsidiary banks.

         During fiscal 1998, the Board held 7 meetings and the committees held a total of 17 meetings. The average attendance in the aggregate of the total number of Board and committee meetings was 93%. During 1998, no director attended fewer than 78% of the total meetings of the HUBCO Board and the committees on which the director served.

Committees of the Board of Directors

         HUBCO has a standing Audit Committee of the Board of Directors. This committee arranges for HUBCO's and its subsidiaries' directors examinations through its independent public accountants, reviews and evaluates the recommendations of the directors examinations, receives all reports of examinations of HUBCO, HUB, Lafayette American Bank ("LAB") and Bank of the Hudson ("BTH"), by bank regulatory agencies, analyzes such regulatory reports, and reports to each board the results of its analysis of the regulatory reports. This committee also receives reports directly from HUBCO's internal auditing department and recommends any action to be taken in connection therewith. The Audit Committee met 5 times during 1998. During 1998, Sr. Grace Frances Strauber served as Chairperson of the Audit Committee. The other HUBCO members of the Audit Committee are Donald P. Calcagnini, Noel deCordova, Jr., Thomas R. Farley, Bryant D. Malcolm, James E. Schierloh and John H. Tatigian.

         HUBCO has a standing Nominating Committee consisting of Robert Burke, Donald P. Calcagnini, W. Peter McBride, Charles F.X. Poggi and Kenneth T. Neilson. The committee considers recommendations from shareholders received sufficiently in advance of the mailing of the proxy statement for the annual meeting. The committee reviews qualifications of and recommends to the HUBCO Board potential candidates for election as directors. Requirements include a certain level of stock ownership and prospects are business people from within the communities served by HUBCO who are willing to commit time and dedicate effort to the success of HUBCO. During 1998, the committee met 4 times.

Compensation of Directors

The HUBCO Board has established directors' retainers and fees effective July 2, 1998 as follows:

                   Annual HUBCO Director's Retainer                                       $12,000
                   HUBCO Board Meetings                                                   $   500
                   Annual Subsidiary Director's Retainer                                  $ 6,000
                   Subsidiary Board Meetings                                    $    250
                   Committee meetings, HUBCO or Subsidiary                                $   -0-
                   Committee Retainers:
                           Chairman, Audit Committee                            $  5,000
                           Chairman, Compensation Committee                     $  5,000
                           Chairman, Executive Committee                                  $ 5,000
                           Chairman, Nominating Committee                                 $ 5,000
                           Chairman, Long Range Planning Committee                        $ 5,000
                           Chairman, Policies And Procedures Committee          $  8,500
                           Chairman, Trust Committee                            $  5,000
                           Member, Audit Committee                              $  1,500
                           Member, Compensation Committee                                 $ 1,500
                           Member, Executive Committee                                    $ 1,500
                           Member, Nominating Committee                                   $ 1,500
                           Member, Long Range Planning Committee                          $ 1,500
                           Member, Policies And Procedures Committee            $  5,000
                           Member, Trust Committee                                        $ 1,500


         Deferred Compensation. The HUBCO Board has a nonqualified Deferred Compensation Plan for directors covering retainer and committee fees. Participation is optional. Interest is paid on deferred fees at the highest rate paid by HUB on passbook savings. The provisions of the Deferred Compensation Plan are designed to comply with certain rulings of the Internal Revenue Service under which the deferred amounts are not taxed until received. Under the Deferred Compensation Plan, the directors who elect to defer their fees will receive the fees over time after they retire.

Compensation Committee Interlocks and Insider Participation

         As noted under the caption "Board Compensation Committee Report on Executive Compensation," various aspects of the compensation of the HUBCO executive officers are determined by the Compensation Committee.

         The Compensation Committee members are: Charles F.X. Poggi, Chairman, Robert J. Burke, Joan David, W. Peter McBride and John H. Tatigian, Jr.

         Mr. Neilson serves on the Board of Directors of HUBCO and is an officer of HUBCO. Mr. Neilson absented himself from all discussions and abstained from all voting with respect to his own compensation.

         Charles F.X. Poggi, who is the Chairman of the Compensation Committee and is involved in setting executive compensation, is President of Poggi Press, a general printing company. During 1998, Poggi Press was paid $393,688 for printing work for HUBCO and its subsidiaries. Management believes the terms and conditions of this transaction to be equivalent to terms available from an independent third party.

         W. Peter McBride, who is on the Compensation Committee, and is involved in setting executive compensation, is affiliated with various companies which have business relationships with HUBCO or its subsidiaries. F. A. McBride Co. does heating and air conditioning work at various locations. In 1998, this company was paid $48,135 for such services. McBride Corporate Real Estate was retained in 1998 to assist in the sale and/or leasing of various HUBCO properties and in doing so earned commissions of approximately $200,000.

Certain Transactions with Management

         HUB, LAB and BTH have made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make, loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% or more). These loans have all been made in the ordinary course of the banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or other unfavorable features. Directors, executive officers and their associates did not during 1998 or during 1999 through the date of this Proxy Statement borrow from HUB, LAB or BTH an amount in excess of 10% of either bank's equity capital for any one director or executive officer (together with their associates) or an amount in excess of 20% of either bank's equity capital for all directors and executive officers and their associates as a group.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Exchange Act requires HUBCO's directors, principal officers, and persons who own more than 10% of HUBCO's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such securities. To HUBCO's knowledge, based on a review of the copies of such reports furnished to it, during the fiscal year ended December 31, 1998, there was full compliance with Section 16(a) filing requirements with respect to HUBCO's equity securities.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the beneficial ownership of HUBCO Common Stock as of December 31, 1998, by each executive officer of HUBCO for whom individual information is required to be set forth in this Proxy Statement pursuant to the rules of the SEC (the "HUBCO Named
Officers"), by each director and by all directors and executive officers as a group. HUBCO does not know of any person who beneficially owns more than 5% of the outstanding HUBCO Common Stock.


                   Beneficial Ownership of HUBCO Common Stock

                                              Number of Common Shares Beneficially
Name of Beneficial Owner                                    Owned (1)                               Percent of Class
------------------------                                    ---------                               ----------------

         Robert J. Burke                                        85,849 (2)                               *
         Donald P. Calcagnini                                  107,964 (3)                               *
         Joan David                                            162,932 (4)                               *
              Noel deCordova, Jr.                               24,927 (5)                               *
         Thomas R. Farley                                      117,456 (6)                               *
         Joseph F. Hurley                                          514 (7)                               *
         Bryant Malcolm                                         21,378 (8)                               *
         W. Peter McBride                                        4,267                                   *
         Kenneth T. Neilson                                    318,704 (9)                               *
         Thomas Nelson                                          32,202 (10)                              *
         Charles F.X. Poggi                                    228,085                                   *
         David A. Rosow                                        647,628 (11)                              1.6%
         James E. Schierloh                                     88,029 (12)                              *
              Thomas J. Shara, Jr.                             120,921 (13)                              *
         Sister Grace Frances Strauber                           1,174                                   *
         John H. Tatigian, Jr.                                  35,054 (14)                              *
         D. Lynn Van Borkulo-Nuzzo                             100,153 (15)                              *


Directors and Executive Officers of
  HUBCO as a group (21 persons)                                2,165,734 (16)                           5.4%


NOTES:

*        Less than 1.00%.

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. Beneficially owned shares also include shares owned
        (i) by a spouse,  minor children or by relatives  sharing the same home,
        (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the HUBCO dividend reinvestment plan.

(2) Of this total, 13,663 shares are held by Mr. Burke's wife, and 29,439 are held by Union Dry Dock & Repair Co. Mr. Burke disclaims beneficial ownership of the shares held by his wife.

(3) Of this total, 74 shares are held by Mr. Calcagnini as Trustee for his aunt.

(4) Of this total, 10,615 are held in an IRA and 29,478 are held by Mrs. David and Mr. Lawrence David as trustees for the David Foundation.

(5) Of this total, 4,429 shares are held by Mr. deCordova's wife and 7,725 shares represent vested options. Mr. deCordova disclaims beneficial ownership of the shares owned by his wife.

(6) Of this total, 70,778 shares are held in a trust created under Will of Edward Hinkley, for which Mr. Farley serves as co-trustee and 1,277 shares are held by Mr. Farley's wife. Mr. Farley disclaims beneficial ownership of the shares owned by his wife.

(7)     Of this total, 514 shares are held in HUBCO's 401(k) Plan.

(8) Of this total, 2,753 shares are held by Mr. Malcolm's wife and 2,371 are held by a corporation over which Mr. Malcolm exercises a controlling interest. Mr. Malcolm disclaims beneficial ownership of the shares held by his wife.

(9) Of this total, 25,220 shares are held in Mr. Neilson's account in HUBCO's 401(k) plan, which he directs, 3,921 shares are held in an IRA, 2,785 shares are held by Mr. Neilson's wife, 32,822 shares are held for his minor children, and 169,383 shares represent vested options. Mr. Neilson disclaims beneficial ownership of the shares owned by his wife.

(10) Of this total, 5,474 are held in HUBCO's 401(k) plan, 7,060 shares are held for Mr. Nelson under HUBCO's restricted stock plan, and 19,668 shares represent vested options.

(11)    This total  includes  10,609 shares held in the Rosow Family  Foundation
        Charitable Trust and 632,253 held by Mr. Rosow's wife. Mr. Rosow disclaims beneficial ownership of the shares owned by his wife.

(12) Of this total 5,499 shares are held by Mr. Schierloh's wife. Mr. Schierloh disclaims beneficial ownership of the shares owned by his wife.

(13) Of this total, 16,320 shares are held in Mr. Shara's account in HUBCO's 401(k) Plan which he directs and 67,667 shares represent vested options.

(14)    Of  this  total,  21,901  shares  are  held  in an IRA  directed  by Mr.
        Tatigian.

(15) Of this total, 10,592 shares are held in Ms. Van Borkulo-Nuzzo's account in HUBCO's 401(k) plan, which she directs, and 65,092 shares represent vested options.

(16)    Of this  total,  70,044  shares  are held in  HUBCO's  401(k)  plans for specified individuals, 23,938 shares re held for executive officers under HUBCO's restricted stock plan, and 341,473 shares represent vested options. Excluded from the shares reported in the Table are 71,858 shares held by HUB's Trust Department as trustee for HUBCO's pension plan. These additional shares held by HUB's Trust Department are not reported as beneficially owned by HUBCO's directors or executive officers, although by virtue of the officers' and directors' service on HUB's Trust Committee, it may be asserted that the directors and officers have beneficial ownership of such shares. The directors and executive officers disclaim beneficial ownership of such shares.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         HUBCO's Certificate of Incorporation and By-laws authorize a minimum of 5 and a maximum of 25 directors, but leaves the exact number to be fixed by resolution of the HUBCO Board of Directors. The HUBCO Board is presently comprised of 13 members.

         Pursuant to the HUBCO Certificate of Incorporation, the directors of HUBCO are divided into three classes. Directors are generally elected for three-year terms on a staggered basis, except that some directors may be nominated for shorter terms in order to more nearly equalize the size of the three classes.

         W. Peter McBride, Bryant Malcolm, John H. Tatigian and Noel deCordova are each being nominated for a three-year term extending to the 2002 Annual Meeting and James E. Schierloh is being nominated for a two-year term extending to the 2001 Annual Meeting. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the HUBCO Board will be voted for a substitute nominee selected by the HUBCO Board. The HUBCO Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

         The names of the nominees for election, the directors whose terms extend beyond the HUBCO Meeting and certain information about each of them are set forth in the tables below. Years of service on the HUBCO Board includes prior service on the Board of Directors of HUB prior to the formation of the holding company.



                                                               Nominees for 1999 Annual Meeting

           Name, Age & Position with     Principal Occupation                            Director       Term
                      HUBCO              During Past Five Years                          Since          Expiring

           W. Peter McBride, 53            President of McBride Enterprises, Inc.;       1995           2002
                                           President of Urban Farms, Inc.
                                            (real-estate development and investment
                                             companies).

           Bryant Malcolm, 64              President, Malcolm-Brooker Company,           1995           2002
                                             Inc. (a consulting firm);
                                             President, of B.D. Malcolm Company,
                                             Inc. (general contractors) from  1961
                                             to  1998.

           James E. Schierloh, 69          Chairman, Emeritus; 1996  to present;         1972           2001
                                           Chairman of the Board of HUBCO and HUB
                                            from 1990 to 1996;
                                            Formerly  self-employed Certified
                                            Public Accountant.

           John H. Tatigian, Jr., 62       Senior Vice President of Peter                1996           2002
                                            Paul-Hershey (confection company) .

           Noel deCordova, Jr.  69         Director of former Poughkeepsie               1998           2002
                                            Savings Bank, FSB  1970 to 1998;
                                            Director of The Hammond Company from
                                            1982 to  1995;
                                            Of  Counsel  to law  firm  of Van
                                            DeWater  and  Van  DeWater   since
                                            1990.




                                                           Directors Whose Terms Will Expire in 2000
           Name, Age &
           Position with         Principal Occupation                             Director       Term
           HUBCO                 During Past Five Years                           Since          Expiring

           Robert J. Burke, 65        President and Chief Operating Officer,         1979          2000
                                      Union Dry Dock and Repair Co., Hoboken,
                                      N.J. (ship repair facility).

           Donald P.                  Chairman of the Board of Directors of          1996          2000
           Calcagnini, 63             Lafayette American Bank since March
                                      1993;

                                      Chief Executive Officer of Lafayette
                                      American Bank from March 1993 to April
                                      1994;

                                      Chairman of the Board of Directors of
                                      Lafayette American Bancorp from March
                                      1992 to February 1994;

                                      Chief Executive Officer from 1986 to
                                      February 1994 of Lafayette American
                                      Bancorp.

           Charles F.X.               President and Chief Operating Officer,         1973          2000
           Poggi, 68                  The Poggi Press (general printing
                                      business)

           David A. Rosow, 56         Director of the former Westport Bancorp        1996          2000
                                      and its subsidiary The Westport Bank and
                                      Trust Company from 1990 to 1996 and

                                      Chairman of the Board of both from 1991
                                      to 1996;

                                      Chairman and CEO of Rosow & Company,
                                      Inc. (a private investment company) ;

                                      Chairman of International Golf Group,
                                      Inc.



                                                             Directors Whose Terms Expire in 2001

           Name, Age &
           Position with         Principal Occupation                             Director       Term
           HUBCO                 During Past Five Years                           Since          Expiring
           Joan David, 60             Substitute Teacher, Board of                   1994          2001
                                      Cooperative Educational Services of
                                      Rockland County.

           Thomas R. Farley,          Retired February 1995;                         1994          2001
           72                         Formerly a partner in the law firm of
                                      Farley & Isles from 1980 to 1995.

           Kenneth T.                 Chairman, President and CEO of HUBCO           1989          2001
           Neilson, 50                and HUB.

           Sister Grace               Chairperson, Franciscan Health System          1979          2001
           Frances Strauber,          of N.J. from  1991 to  1993, Member from
           71                         1991 to 1998;

                                      Administrative Post on the Leadership
                                      Team for the U.S. region of the
                                      Franciscan Sisters of the Poor from
                                      1993 to 1997;

                                      Chairperson, Audit Committee Franciscan
                                      Health Partnership from 1996 to present;

                                      Management Consultant, Health System,
                                      Inc., Brooklyn, N.Y., Franciscan Sisters of the Poor from 1986 to present;

                                      Member, Board of Stewards Franciscan
                                      Health Partnership, Inc. from  1998 to
                                      present.


         No director of HUBCO is also a director of any other company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of
Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Recommendation and Vote Required on Proposal 1

         THE HUBCO BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1.

         HUBCO directors will be elected by a plurality of the votes cast at the HUBCO Meeting, whether in person or by proxy.

           PROPOSAL 2 - AMEND CERTIFICATE OF INCORPORATION TO INCREASE
                   THE NUMBER OF COMMON AND PREFERRED SHARES

General

         On January 27, 1999, the HUBCO Board unanimously approved an amendment (the "Capitalization Amendment") to paragraph (A) of Article V of the HUBCO Certificate of Incorporation to increase the authorized capital stock of HUBCO to 125,000,000 shares from the presently authorized 65,245,350 shares. The Capitalization Amendment would increase the authorized HUBCO Common Stock to 100,000,000 shares from the presently authorized 54,636,350 million shares and increase the authorized preferred stock of HUBCO to 25,000,000 shares from the presently authorized 10,609,000 million shares.

         As of December 31, 1998, 40,411,521 shares of HUBCO Common Stock were issued and outstanding. Of the authorized but unissued shares of HUBCO Common Stock, approximately 555,943 shares were reserved for issuance under various employee benefit plans and pursuant to outstanding options, warrants, and conversion of convertible preferred stock (the "Reserved Shares") at that date.

         The purpose of the Capitalization Amendment is to maximize HUBCO's ability to expand its capital base. The full text of the proposed Capitalization Amendment is attached to this Proxy Statement as Appendix A. The following description of the Capitalization Amendment is qualified in its entirety by reference to Appendix A.

Purpose of the Proposal

         Except for the Reserved Shares, HUBCO has no specific agreements, commitments or plans at this time for the sale or other use of additional shares of common or preferred stock. The HUBCO Board believes that the proposed authorization to issue more common or preferred stock may assist in achieving future acquisitions and in meeting its corporate needs. If the issuance of shares is deemed advisable in connection with raising additional capital, or future acquisitions, the Board of Directors of HUBCO will have the authority to issue the additional shares, which would avoid the time, delay and expense of a special shareholders' meeting to authorize the issuance of common or preferred stock. No further action or authorization by HUBCO's shareholders would be necessary prior to issuance of such stock, except as may be required for a particular transaction by applicable law or regulation, including but not limited to, the listing regulations of the Nasdaq Stock Market or New Jersey corporation law, which may require approval under certain circumstance.

         One circumstance which could cause HUBCO to issue shares in the foreseeable future is the need for additional capital in acquisitions of financial institutions. Since 1990, HUBCO has been actively involved in acquiring financial institutions. In the past, many of HUBCO's acquisitions involved the issuance of shares of common or preferred stock to the shareholders of the acquired institutions. In addition, the acquisition of a significant amount of assets for cash could reduce the leverage ratio of HUBCO and HUB. Thus, HUBCO may raise capital following a proposed acquisition to maintain compliance with regulatory capital requirements and provide a cushion of additional capital. Because the acquisition process is often fast-paced, complex and unpredictable, HUBCO cannot predict when and if stock issuance to target shareholders or for capital-raising purposes will be deemed appropriate by management or will be required as a commitment in connection with a specific acquisition. HUBCO currently believes that if securities are issued to target shareholders, HUBCO would most likely use common stock but may also issue preferred stock.

         The additional shares of HUBCO Common Stock to be authorized by the proposed Capitalization Amendment will be identical to the shares of HUBCO Common Stock now authorized and outstanding, and the Capitalization Amendment will not affect the terms and rights of the holders of those shares.

         The additional shares of preferred stock will increase the number of authorized preferred shares, all of which are "blank check" shares. "Blank Check" preferred stock is preferred stock that may be issued with such terms and conditions as the HUBCO Board determines at the time of issuance.

Possible Adverse Effects of the Proposal

         The issuance of the additional common or preferred stock may have certain effects upon the holders of HUBCO Common Stock. Holders of HUBCO Common Stock will not have preemptive rights with respect to the common or preferred stock. The issuance of further HUBCO Common Stock would increase the number of shares of HUBCO Common Stock outstanding, thereby diluting percentage ownership of existing shareholders. The issuance of more common or preferred stock could possibly dilute book value per share or earnings per share for the then existing holders of HUBCO Common Stock.

Possible Anti-Takeover Effects of the Proposal

         The authorization or issuance of common stock or blank check preferred stock may be viewed as being an "anti-takeover" device. In the event of a proposed merger, tender offer or other attempt to gain control of HUBCO which the HUBCO Board does not believe to be in the best interests of HUBCO or its shareholders, the HUBCO Board could issue additional common or preferred stock that could make any such takeover attempt more difficult to complete. Except for the Reserved Shares, the HUBCO Board has no specific plans to issue any common or preferred stock and does not intend to issue any common or preferred stock except on terms that the HUBCO Board deems to be in the best interest of HUBCO and its shareholders.

Recommendation and Vote Required for Adoption of Proposal 2

         THE BOARD OF DIRECTORS OF HUBCO UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

         In accordance with the New Jersey corporation law and HUBCO's Certificate of Incorporation, the affirmative vote of a majority of those shares of common stock voting on this proposal is required to adopt the Capitalization Amendment.

                 PROPOSAL 3 - AMEND CERTIFICATE OF INCORPORATION
                      TO CHANGE THE NAME OF THE CORPORATION

General

         HUBCO's Board of Directors on January 27, 1999 unanimously approved an amendment (the "Name Change Amendment") to the Certificate of Incorporation to change the name of the Corporation to Hudson United Bancorp (the "Name Change"). The amendment amends Article I in its entirety to read as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be Hudson United Bancorp (hereafter, the "Corporation").

         In the judgment of the Board, the Name Change is an appropriate tool to focus on the identity and name of the Company and its banking subsidiary. HUBCO's three subsidiary banks, one in each state, were merged into a single interstate bank using the name Hudson United Bank in early 1999. The consolidation was accomplished to achieve better service for customers and to realize more visible name recognition in the tri-state market. To further enhance the name recognition, the Board has determined to use essentially the same name for the bank's holding company and, therefore, to recommend the Name Change to shareholders for their approval.

Recommendation and Vote Required

         THE BOARD OF DIRECTORS OF HUBCO UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

         In accordance with New Jersey corporation law and HUBCO's Certificate of Incorporation, the affirmative vote of a majority of those shares of common stock voting on this proposal is required to adopt the Name Change Amendment. If approved, the Company will amend its Certificate of Incorporation as provided above, which amendment will be effective upon the filing with the New Jersey Secretary of State.

        PROPOSAL 4 -- APPROVAL OF THE HUBCO, INC. 1999 STOCK OPTION PLAN

General

         The Board of Directors has approved for submission to the Corporation's shareholders the HUBCO, Inc. 1999 Stock Option Plan (the "Stock Option Plan") as set forth in Appendix B to this Proxy Statement. If the Shareholders approve the Stock Option Plan, the Board expects to cease granting stock options under the Corporation's 1995 Stock Option Plan and terminate that plan.

         The purposes of the Stock Option Plan are to assist the Corporation in attracting and retaining highly qualified executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, to enable executives of the Corporation to develop and maintain stock ownership positions in the Corporation and to provide such executives with incentives to contribute to the success of the Corporation.

         The full text of the Stock Option Plan, as amended, is attached to this Proxy Statement as Appendix B and the following description of the Stock Option Plan is qualified in its entirety by reference to Appendix B.

Types of Options

         All options granted under the Stock Option Plan are options for shares of the Corporation's common stock. The options may be either "Incentive Options," options intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the
"Code"), or "Non-qualified Options," options which, when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code.

Administration

         The Stock Option Plan will be administered by a committee designated by the Board of Directors (the "Committee") from among members of the Board who are "outside directors," within the meaning of Section 162(m) of the Code and who also meet similar eligibility requirements under SEC Rule 16b-3. These persons are ineligible to receive options under the Stock Option Plan within one year of such designation. The Committee identifies each optionee (a "Participant") and determines the number of shares subject to each option, the date of grant and the terms and conditions governing the option. The Committee is also charged with the responsibility of interpreting the Stock Option Plan and making all administrative determinations thereunder.

Eligibility

         All officers, group and divisional officers, and other key employees of the Corporation and its Subsidiaries designated by the Committee are eligible to receive options under the Stock Option Plan. No non-employee director of the Corporation or its Subsidiaries may receive any options under the Stock Option Plan. The Corporation is unable, at the present time, to determine the identity or number of executive officers and other key employees who may receive options pursuant to the increase in the number of shares authorized by the amendment to the Stock Option Plan in the future since discretion for the grant of stock options is vested in the Committee.

Terms and Conditions of Stock Options

      Term

         All options granted under the Stock Option Plan will have terms of ten years or less. The Stock Option Plan provides that any options which are intended to be Incentive Options and are granted to a Participant who owns more than 10% of the Corporation's common stock (a "10% Shareholder") must have terms of five years or less.

      Limitations on Grant and Exercise

         The Stock Option Plan provides that, with respect to options granted which are intended to be Incentive Options, the aggregate fair market value (determined at the time the option is granted) of stock exercisable for the first time by an employee during any calendar year may not exceed $100,000. For example, the Committee could grant an Incentive Option covering $200,000 of common stock to a Participant only if the Committee deferred the exercise of one half of the options beyond the first year in which the other half of the options first become exercisable.

      Exercise Price

         The Stock Option Plan provides that options are to be granted at an exercise price equal to or greater than the fair market value (on the date of grant) of the stock purchasable thereunder. Incentive Options granted to 10% Shareholders must bear an exercise price of not less than 110% of the fair market value of the stock purchasable thereunder on the date of grant. The Stock Option Plan defines "fair market value" as the mean between the highest and lowest sale prices reported on any exchange on which the stock is listed and traded on the valuation date, or if there are no such sales on that date, then on the last preceding date on which such a sale was reported. If the stock is not listed on any exchange but is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, then the fair market value of the stock is defined as the mean between the high and low price reported on the valuation date. If the stock is not quoted on the NASDAQ on a last sale basis, fair market value is to be determined by the Corporation's Board of Directors in good faith and in accordance with applicable Internal Revenue Service regulations.

         The Stock Option Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise. The exercise price may be paid in cash or, unless otherwise prohibited by the terms of the agreement by which the option was granted, by one or more of the following means: (i) in the form of unrestricted shares of the Corporation's common stock ("Shares") already owned by the Participant based in any such instance on the fair market value of the Shares on the date the option is exercised; provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the option is granted; (ii) by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price; (iii) by a combination thereof, in each case in the manner provided in the option agreement; or (iv) by any other means acceptable to the Corporation. To the extent the option exercise price may be paid in Shares as provided above, Shares delivered by the Participant may be (i) shares which were received by the Participant upon exercise of one or more Incentive Options, but only if such Shares have been held by the Participant for at least the greater of (a) two years from the date the Incentive Options were granted or (b) one year after the transfer of Shares to the Participant, or (ii) shares which were received by the Participant upon exercise of one or more Non-qualified Options, but only if such Shares have been held by the Participant for at least six months. Payment of the exercise price with stock may result in certain tax advantages for Participants and may enable Participants to limit or avoid out-of-pocket expenditures.

      Exercise Period

         The Stock Option Plan provides that if a Participant's employment terminates by reason of death or disability, the right of the Participant, his or her estate, beneficiary or representative to exercise any outstanding, vested options will terminate six months later or upon the earlier expiration of the stated term of the option. If a Participant's employment terminates by reason of retirement, voluntary resignation or dismissal without "Cause" (as defined in the Stock Option Plan), the right of the Participant to exercise any outstanding, vested options will terminate 60 days later or upon the earlier expiration of the stated term of the option. No option shall be exercisable after the date of termination for Cause. "Cause" is defined in the Stock Option Plan as (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Corporation or for any act of dishonesty or lack of fidelity towards the Corporation, (iii) the written confession by the Participant of any act of dishonesty towards the Corporation or any embezzlement or misappropriation of the Corporation's funds, or (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Committee, in its sole discretion, may determine.

      Change in Control Provisions

         Upon a "Change in Control" (as defined in the Stock Option Plan) all outstanding options under the Stock Option Plan become immediately and fully exercisable.

         The Stock Option Plan defines Change in Control generally to mean any of the following events: (a) any person unaffiliated with the Corporation becomes the beneficial owner of 25% of the Corporation's outstanding common stock ; (b) the Corporation's stockholders approval of (i) a merger or consolidation of the Corporation with or into another Corporation (other than a merger or consolidation in which either a majority of the board of directors of the resulting corporation were directors of the Corporation immediately prior to such transactions or one-half of the board of directors of the resulting corporation were directors of the Corporation immediately prior to such transaction and the Corporation's chief executive officer immediately prior to such transaction continues as the chief executive officer of the resulting corporation), (ii) a sale or disposition of all or substantially all the Corporation's assets, or (iii) a plan of liquidation or dissolution of the Corporation; or (c) except as permitted in clause (b)(i), during any consecutive two calendar-year period, individuals who at the beginning of such period constitute the Board of Directors of the Corporation ("Continuing Directors") for any reason cease to constitute two-thirds of the Board of Directors of the Corporation or its successor, provided that if the election of an individual to the Board of Directors was approved by two-thirds of the Continuing Directors, then such individual shall be deemed to be a Continuing Director.

Shares Subject to the Stock Option Plan

         In approving the Stock Option Plan, the Board of Directors provided for the issuance under the Stock Option Plan of 1,000,000 shares of which not more than an aggregate of 250,000 shares may be issued or transferred pursuant to options and/or awards to any one employee.

         The Stock Option Plan provides that the number and price of shares available for stock options and the number of shares covered by outstanding stock options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Corporation's capital stock. Comparable changes will be made to the per share exercise price of each outstanding option, but no change shall be made in the total price applicable to the unexercised portion of an unexercised option, except for any change in the aggregate price resulting from rounding off of share quantities or prices.

Termination and Amendment

         The Stock Option Plan will terminate automatically on April 21, 2009. However, the Board of Directors has the right to terminate the Stock Option Plan at any time.

         The Board of Directors also has the right to amend the Stock Option Plan. However, without the approval of the Corporation's shareholders no amendment may be made to the Stock Option Plan if the amendment would: (a) except as provided under the Stock Option Plan for changes in capitalization, increase the maximum number of shares available for grants under the Stock Option Plan, either in the aggregate or for any participant, (b) expand the class of employees eligible to receive options, (c) decrease the minimum option exercise price as provided in the Stock Option Plan, or (d) extend the maximum term for options granted under the Stock Option Plan.

Federal Income Tax Consequences Under the Stock Option Plan

         The following is a summary of the Federal income tax consequences of transactions under the Stock Option Plan, based on Federal income tax laws in effect on January 1, 1999. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

         Benefits which may be granted pursuant to the Stock Option Plan include incentive stock options and nonqualified stock options.

         Incentive Stock Options. No income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to an optionee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant of the option or within one year after the transfer of such shares to such optionee, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Corporation for Federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

         If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the optionee will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) the Corporation will be entitled to deduct the amount of compensation income, which was taxed to the optionee for Federal income tax purposes, if it complies with applicable reporting requirements (the "reporting requirements") and if the amount represents an ordinary and necessary business expense of the Corporation (the "ordinary and necessary test"). Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Corporation. Different rules may apply if common stock is purchased by an optionee who is also an officer, director or more than 10% shareholder. See "Special Rules Applicable to Corporate Insiders," below.

         Nonqualified Stock Options. Except as noted below, in the case of nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) if the shares are unrestricted, the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) the Corporation is entitled to a Federal income tax deduction equal to the amount of income taxed to the optionee, subject to the Corporation's satisfaction of the reporting requirements and the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient's holding period of the shares. Different rules may apply if common stock is purchased by an optionee who is also an officer, director or more than 10% shareholder. See "Special Rules Applicable to Corporate Insiders," below.

         Special Rules Applicable to Corporate Insiders. Generally, individuals subject to Section 16(b) of the Exchange Act ("Insiders") are not taxed until six months after exercise of a nonqualified stock option, with the excess of the fair market value of the shares of common stock received upon exercise over the option purchase price, determined as of the end of the six-month period, being taxed as ordinary income, and the holding period for treating any gain (or loss) as long-term capital gain (or loss) beginning at the end of such period. However, an Insider who elects to be taxed under Section 83(b) of the Code should be taxed on the excess of the fair market value of the shares at the time of exercise over the option purchase price.

         Stock Swaps. The Stock Option Plan provides that, with the Corporation's permission, an optionee may transfer previously owned shares to the Corporation to satisfy the purchase price under an option (a "Stock Swap"). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of an incentive stock option, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the Stock Swap, the incremental number of shares received in the Stock Swap will have a basis of zero and a holding period beginning on the date of the exercise of the incentive stock option. If, however, shares acquired through the exercise of an incentive stock option are used in a Stock Swap prior to the end of the statutory holding period applicable to the old shares, the Stock Swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income (see "Incentive Stock Options," above).

         If a Stock Swap is used to exercise a nonqualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and he will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Stock Swap. The optionee's basis in those additional shares will be their fair market value taken into account in quantifying the optionee's compensation income and the holding period for such shares will begin on the date of the Stock Swap.

         Capital Gains. Under current law, a taxpayer's net capital gain (i.e., the amount by which the taxpayer's net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 20% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 39.6%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

         Payment in Respect of a Change in Control. The Stock Option Plan provides for the early exercisability of outstanding options in the event of a "Change in Control," as defined in the Stock Option Plan. The acceleration of these benefits may be deemed to constitute a "parachute payment" under the Code. "Excess parachute payments," as defined in the Code, will subject the recipient thereof to an additional 20% excise tax and are not deductible by the Corporation

Recommendation and Vote Required for Adoption of Proposal 4

 THE BOARD OF DIRECTORS OF HUBCO UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.

         In accordance with New Jersey corporate law and HUBCO's Certificate of Incorporation, the affirmative vote of a majority of those shares of common stock voting on this proposal in required to adopt the Stock Option Plan.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1993 in: (a) HUBCO Common Stock; (b) the Standard & Poor's ("S&P") 500 Index; and (c) the Keefe, Bruyette & Woods 50 ("KBW 50") Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.

         The KBW 50 is an index composed of fifty money center and regional banks. HUBCO believes the KBW 50 Index provides a consistent means for comparing the performance of HUBCO's Common Stock against other financial institutions generally.


                               [GRAPHIC OMITTED]


                       1993          1994           1995            1996              1997             1998
HUBCO Inc.             100          100.82         156.30          184.13            310.96           253.99
S&P 500 Index          100          101.32         139.40          171.40            228.59           293.91
KBW 50 Index           100          92.93          145.94          202.23            312.53           339.71


                             EXECUTIVE COMPENSATION

Board Compensation Committee Report on Executive Compensation

         The salary of executive officers is determined by the Compensation Committee of the Board. Bonuses are based upon parameters established by the full HUBCO Board. All actions of the Compensation Committee are subject to review and ratification by the Board of Directors of HUBCO. Thus, this report is being issued over the names of all the directors of HUBCO and is concurred in by all Compensation Committee members.

         The Compensation Committee members are: Charles F.X. Poggi, Chairman, Robert J. Burke, Joan David, W. Peter McBride, John H. Tatigian, Jr.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that HUBCO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation Policy

         HUBCO's policy is to compensate its executives fairly and adequately for the responsibility assumed, for the success and direction of HUBCO, for the effort expended in discharging that responsibility, and for the results achieved directly or indirectly from each executive's performance. "Fair and adequate compensation" is established after careful review of:

               HUBCO's earnings;

         HUBCO's performance as compared to other companies of similar size and market area; and

         Comparison of what the market demands for compensation of similarly situated experienced executives.

         Total compensation takes into consideration a mix of base salary, bonus, restricted stock awards and stock options. The particular mix is established in order to competitively attract competent professionals, retain those professionals, and reward extraordinary achievement.

         The Compensation Committee also considers net income and earnings per share of HUBCO Common Stock before finalizing officer increases for the coming year.

         Based upon its current levels of compensation, HUBCO is not affected substantially by the provisions of Section 162(m) of the Internal Revenue Code which limits the deductibility of compensation above $1,000,000 for each of the five highest paid officers. Certain forms of compensation are exempt from this deductibility limit, primarily performance based compensation which has been approved by shareholders. Compensation under the stock option plans (but not the restricted stock plans) will be exempt.

         In  certain  instances,   compensation   decisions  take  into  account
contractual commitments assumed by or agreed to by HUBCO as a result of an acquisition.

1.       Base Salary

         Subject to HUBCO Board review and ratification, the responsibility for establishing base salary for executives is delegated to the Compensation Committee.

         Salary is minimum compensation for any particular position and is not tied to any performance formula or standard. However, that is not to say that poor performance will not result in termination. Superior performance is expected of all executive officers.

         To establish salary, the following criteria are used:

               Position description.

               Direct responsibility assumed.

               Comparative studies of peer group compensation. Special weight is given to local factors.

               Earnings performance of HUBCO.

               Competitive level of salary to attract and retain qualified and experienced executives.

2.       Annual Bonuses

         Each year the HUBCO Board establishes the parameters for the award of bonuses. For 1998, the parameters involved HUBCO's performance specifically related to return on equity and minimum loan loss reserve levels.

         Under the bonus program the bonus pool may not exceed 10% of after tax profits of HUBCO and the creation of the bonus pool may not cause the year-end results to fall below the targeted return on equity or the loan loss reserve to fall below the targeted loan loss reserve percentage. If the targeted results are not achieved, no bonuses will be paid under the program. Even if the targeted level is achieved, each department must meet its budget in order to be eligible for a bonus and employees must achieve key established goals in order to be personally eligible.

3.       Restricted Stock

         The  responsibility   for  establishing   restricted  stock  awards  is
delegated to the Compensation Committee.

         The Compensation Committee meets two times each year to evaluate management's recommendations concerning meritorious performance of officers and employees for consideration to receive restricted stock awards.

         The Compensation Committee makes awards based upon the following criteria:

               Performance of the officer or employee in HUBCO and HUB

               The benefit which HUBCO or HUB has derived as a result of the efforts of the award candidate under consideration.

               HUBCO's desire to encourage long-term employment of the award candidate.

4.       Stock Options

         The 1995 Stock Option Plan was approved by HUBCO's shareholders at the 1995 Annual Meeting; the 1999 Stock Option Plan has been submitted to a vote of shareholders at this meeting.

         The   responsibility  for  awards  of  stock  options  rests  with  the
Compensation Committee.

         The Compensation Committee makes recommendations for awards based upon the following criteria:

               Performance of the officer or employee in HUBCO or HUB

               The benefit which HUBCO or HUB receive from the services of the officer or employee.

               HUBCO's desire to encourage long-term employment of the officer or employee.

5.       Perquisites

         Perks, such as company automobiles and their related expenses, country club memberships, auxiliary insurance benefits and other perks which the HUBCO Board may approve from time to time are determined and awarded pursuant to evaluation under the same criteria used to establish the base salary or, in certain circumstances, pursuant to contractual commitments assumed by or agreed to by HUBCO as a result of an acquisition.

                                    * * * * *

         HUBCO has long believed that a strong, explicit link should exist between executive compensation and the value delivered to shareholders. The bonus program, restricted stock awards and stock option awards all provide competitive compensation which can increase based on HUBCO's performance. Since each bonus is based on a direct, explicit link to HUBCO's performance, it is directly and explicitly linked to the value received by shareholders. HUBCO's profitability inures to the benefit of shareholders, and is a direct result of the direction established by management. The general compensation philosophy is that senior executives should be superior performers whose total compensation (including base salary, bonus, restricted stock and options) should place compensation above the seventy-fifth percentile in line with HUBCO's performance.

         In 1998, the Compensation Committee utilized two salary surveys to establish executive compensation. The first survey, conducted by KPMG Peat Marwick, LLP, entitled "NE Banking Industry Compensation Survey", was prepared for the Northeastern United States financial industry. The second report, "Financial Institutions Compensation Survey", prepared by Wyatt & Co., identified compensation in institutions in the $1 to $7.9 billion category in the New York, New Jersey, Pennsylvania tri-state area.

         Mr. Neilson, the Chairman, President and CEO of HUBCO, received a base salary increase of $60,000 effective for 1999. He is eligible for bonuses equal to 100% of his base salary. Mr. Neilson's new base salary is $450,000. The HUBCO Board believes that this package represents fair compensation in view of HUBCO's 1998 performance and peer group comparisons.

                         THE BOARD OF DIRECTORS OF HUBCO

                                 Robert J. Burke
                              Donald P. Calcagnini
                                   Joan David
                               Noel deCordova, Jr.
                                Thomas R. Farley
                                 Bryant Malcolm
                                W. Peter McBride
                               Kenneth T. Neilson
                               Charles F.X. Poggi
                                  David A Rosow
                               James E. Schierloh
                          Sister Grace Francis Strauber
                              John H. Tatigian, Jr.

         Executive compensation is described below in the tabular format mandated by the Securities and Exchange Commission (the "SEC"). The letters in parentheses above each column heading are the letters designated by the SEC for such columns, and are provided to make inter-company comparisons easier.


Summary Compensation Table

         The following table summarizes all compensation earned in the past three years for services performed in all capacities for HUBCO and its subsidiaries with respect to the HUBCO Named Officers.



                           Summary Compensation Table


                                                                               Long Term Compensation
                                                                          ----------------------------------
                                         Annual Compensation                           Awards
                                                                          ----------------------------------

                                                                                                    (g)
                                                                               (f)              Securities             (i)
          (a)                                                               Restricted          Underlying          All Other
   Name and Principal           (b)           (c)             (d)             Stock              Options/         Compensation
        Position               Year        Salary ($)      Bonus ($)      Award (s)(1) $          SARs(#)            (2) ($)
-------------------------    ----------    -----------    ------------    ---------------       ------------     ----------------
Kenneth T. Neilson,            1998         390,000        390,000           537,500                -0-               10,171
Chairman, President &          1997         365,000        365,000           236,688             46,000               19,643
CEO, HUBCO & HUB               1996         325,000        325,000               -0-                -0-               29,384

D. Lynn Van                    1998         200,000        100,000           268,750                -0-               13,578
Borkulo-Nuzzo, EVP &           1997         185,000         92,500            67,625             12,500               15,237
Corporate Secretary,           1996         160,000         80,000               -0-                -0-               10,942
HUBCO & HUB

Thomas J. Shara, Jr.           1998         190,000         95,000           268,750                -0-                8,371
EVP & Senior Loan              1997         170,000         32,500               -0-             10,000               12,678
Officer of HUBCO & HUB         1996         160,000         62,000               -0-                -0-               10,206

Joseph F. Hurley, EVP          1998         177,885         90,000               -0-                -0-                9,513
& Chief Financial              1997         114,423            -0-               -0-             10,000                2,072
Officer, HUBCO & HUB (3)       1996             N/A            N/A               N/A                N/A                  N/A

Thomas Nelson,                 1998         173,269         87,500           134,375                -0-                9,802
EVP, HUBCO and                 1997         160,000         32,000            67,625             12,500                9,545
President Shoppers'            1996         160,000         20,000               -0-              3,183                4,752
Charge Division of HUB


-----------------------
NOTES:

(1) The dollar amounts listed represent the number of shares of restricted stock granted, multiplied by the fair market value of each share of stock on the date of the grant. With respect to dividends paid on all shares of restricted stock, cash dividends are paid directly to the officer holding the restricted stock but stock dividends are added to the restricted stock and are subject to the same restrictions. The number of shares reflected have been adjusted for the 3% stock dividend effected October, 1996, the 3% stock dividend effected December 1, 1997 and the 3% stock dividend effected September 1, 1998. As of December 31, 1998, Mr. Neilson, Ms. Van Borkulo-Nuzzo, Mr. Shara, Mr. Hurley, and Mr. Nelson held 0, 0, 0, 0 and 7,060 shares of restricted stock, respectively, with aggregate values of $0, $0, $0, $0, and $212,682, respectively.

(2) All amounts in this column represent employer contributions to 401(k) plans on behalf of the HUBCO Named Officers, premiums for life insurance in excess of $50,000 and income attributable to use of a company provided vehicle.

(3) Mr. Hurley was hired by HUBCO on May 5, 1997 and therefore, information with respect to Mr. Hurley's compensation during 1996 is not included in this table.

Option Grants in 1998

No stock options were granted to the Named Officers in 1998.

Option Exercises

         The following table is intended to show options exercised during the last fiscal year and the value of unexercised options held at year-end 1998 by the HUBCO Named Officers. HUBCO does not utilize stock appreciation rights ("SARs") in its compensation package, although the SEC rules require that SARs be reflected in Table headings.

   Aggregated Option/SAR Exercises in Last Fiscal and FY-End Option/SAR Values


          (a)                      (b)                     (c)                     (d)                     (e)
                                                                                Number of
                                                                                Securities              Value of
                                                                                Underlying             Unexercised
                                                                               Unexercised            In-the-Money
                                                                               Options/SARs           Options/SARs
                                                                              at FY-End (#)         at FY-End ($)(1)
                                  Shares
Name                       Acquired on Exercise           Value                Exercisable/           Exercisable/
----
                                   (#)                 Realized ($)           Unexercisable           Unexercisable
------------------------- ----------------------- ----------------------- ----------------------- ----------------------
Kenneth T. Neilson                 -0-                     -0-                  169,383/0             $2,174,337/0
D. Lynn Van                       5,000                  $120,470                65,092/0               930,507/0
Borkulo-Nuzzo

Thomas J. Shara                    -0-                     -0-                   67,667/0              1,022,280/0
Joseph F. Hurley                   -0-                     -0-                   0/10,299                  0/0
Thomas Nelson                      -0-                     -0-                 19,668/21,070         350,484/118,113


-----------------------
NOTES:

(1) Options are "in the money" if the fair market value of the underlying security exceeds the exercise price of the option at year-end.


Employment Contracts, Termination of Employment and Change in Control
Arrangements

         Under HUBCO's restricted stock plan, each share of stock awarded is subject to a "Restricted Period" of from two to ten years, as determined by the committee administering the plan when it awards the shares. Effective upon the date of grant, the officer or employee is entitled to all the rights of a shareholder with respect to the shares, including dividend and voting rights. However, if a share recipient leaves the employment of HUBCO or its subsidiaries during the Restricted Period for any reason, his or her shares may be forfeited to HUBCO. Upon the occurrence of a change in control of HUBCO, every Restricted Period then in existence with a remaining term of five years or less will automatically expire.

         Under the HUBCO, Inc. 1995 Stock Option Plan, options are granted with a term not to exceed ten years from the grant date. Each option is granted with a vesting schedule as determined by the Stock Committee. In the event of a change in control, as defined in the Plan, any option which has not vested, as of the date of the change in control, becomes fully vested.

         As of January 1, 1998, the Corporation and HUB entered into change in control agreements with Messrs. Hurley and Nelson, respectively. In the event of a Change in Control, Mr. Hurley would be entitled to be employed for a period of one year and Mr. Nelson two years and each would be entitled to substantially the same title, same salary and same benefits as existed prior to the change in control or the Executive would be entitled to certain severance payments and benefits. These agreements do not become effective unless there is a change in control and then remain in effect for one year in the case of Mr. Hurley and two years in the case of Mr. Nelson. Prior to a change in control, unless HUBCO stops their automatic renewal, the agreements are for two year "evergreen" terms. The Corporation entered into change in control agreements having substantially the same terms and conditions, with two other officers; one contract provides one year's protection and the other provides for three years' protection.

         Each agreement defines "change in control" to mean any of the following: (i) the acquisition of beneficial ownership by any person or group of 25% or more of HUBCO's voting securities or all or substantially all of its assets; (ii) the merger consolidation or combination (a "merger") with an unaffiliated entity unless following the merger HUBCO's directors constitute 50% or more of the directors of the combined entity and HUBCO's CEO is the CEO of the surviving entity; or (iii) during any two consecutive calendar years individuals who were directors of HUBCO at the start of the period cease to constitute two-thirds of the directors unless the election of the directors was approved by the vote of two-thirds of the directors then in office; or (iv) the transfer of all or substantially all of HUBCO's assets.

         With respect to Mr. Neilson's contract, if he is terminated without cause, resigns for good reason (as defined in the contract) within the first 90 days following a change in control, resigns for any reason after that 90 day period following a change in control, dies or is disabled, he (or his estate) is entitled to a lump sum payment equal to three times the sum of his annual salary and his highest bonus in the last three years, as well as a continuation of his family's health coverage for a period of three years. In the event that the severance payments and benefits under the agreement, together with any other parachute payments, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986 (the "Code"), the payments to Mr. Neilson would be increased in an amount sufficient to pay the excise taxes and other income and payroll taxes necessary to allow Mr. Neilson to retain the same net amount, after such taxes as he was otherwise entitled to receive (a "Make Whole Tax Provision").

         With respect to Ms. Van Borkulo-Nuzzo's contract and Mr. Shara's contract, if either officer is terminated without cause, resigns for good reason following a change in control, dies or is disabled, the officer (or the officer's estate) is entitled to a lump sum payment equal to three times the sum of their annual salary and highest annual bonus in the last three years, as well as a continuation of family health coverage for a period of three years. Prior to a change in control, unless HUBCO stops their automatic renewal, the agreements are for three year "evergreen" terms. The contracts for Ms. Van Borkulo-Nuzzo and Mr. Shara contain Make Whole Tax Provisions.

         With respect to the contracts for Mr. Hurley, Mr. Nelson and the two other officers, if they are terminated without cause, resign for good reason following a change in control, die or are disabled, they (or their estates) are entitled to a lump sum payment equal to a multiple (two times for Mr. Nelson, one time for Mr. Hurley and one other officer, and three times for one other officer) of the sum of their annual salary and the highest bonus paid or to be paid to the officer, as well as a continuation of their family's health coverage for the same number of years as the salary entitlement. However, under these contracts, in the event that the severance payments and benefits under the agreements, together with any other parachute payments, would constitute excess parachute payments under Section 280G of the Code, the payments and benefits under the agreements will be reduced (but not below zero) to the extent necessary to avoid excess parachute payments.

Pension Plans

         The monthly retirement benefit for executives under the Employees Retirement Plan of HUBCO, Inc. (the "Plan") will generally be equal to the product of (a) 1% of the employee's base average annual monthly earnings (based on the highest five years of service) plus 1/2% of the employee's base average monthly earnings (based on the highest 5 years of service) in excess of the average Social Security taxable wage base, multiplied by (b) the years of credited service. Retirement benefits normally commence when an employee reaches age 65, but early retirement without reduction in benefit may be taken when an employee's age plus years of service equals 85.

         In the Plan, compensation in the form of a bonus is excluded from benefit calculations. Thus, for each Named Officer, only the amounts which are shown each year under the heading "Salary" in the Summary Compensation Table in this Proxy Statement are covered. The Plan also provides for disability pension benefits.

         As of January 1, 1996, HUBCO adopted a Supplemental Employee Retirement Plan ("SERP"). The SERP provides a pension benefit which, in large part, makes up the amount of the benefits which cannot be provided under the Plan as a result of the limit on the amount of compensation which can be taken into account under Section 401(a)(17) of the Code ($160,000 in 1998 and indexed for inflation in subsequent years) and the amount of benefits payable under Section 415 of the Code. Unlike the Plan, the SERP covers salary and one-third of incentive compensation. The benefit is payable as a single life annuity and 100% survivor benefits are paid for the life of the designated beneficiary. Kenneth Neilson is the only person who has been designated as a participant under the SERP. HUBCO has purchased life insurance to fund the benefit.

         The following table shows an employee's estimated annual retirement benefit from the Plan and the SERP combined, assuming retirement at age 65 for an individual reaching such age before January 1, 1999 and assuming a straight life annuity benefit, for the specified compensation levels and years of service. Except for Mr. Neilson, the amounts in the table below are limited under Section 401(a)(17) of the Code, as described in the preceding paragraph.
The benefits listed in the table are not subject to any deduction for social security or other offset amounts. Mr. Neilson has approximately 15 years of credited service under the pension plan as of January 1, 1999 and, at age 65, would have 31 years of credited service. Ms. Van Borkulo-Nuzzo has approximately 32 years of credited service under the pension plan as of January 1, 1999, and, at age 65, would have approximately 49 years of credited service. Mr. Shara has approximately 18 years of credited service as of January 1, 1999 and, at age 65, would have 42 years of credited service. Mr. Hurley has 1 year of credited service as of January 1, 1999 and, at age 65, would have approximately 18 years of credited service. Mr. Nelson has approximately 7 years of credited service as of January 1, 1999 and at age 65, would have approximately 19 years of credited service.



                               Pension Plan Table

          Salary                                          Years of Service
                                   15                  20               25             30                 35
                                   --                  --               --             --                 --
          $125,000              $25,790            $34,387          $42,984          $51,581           $60,177
          $150,000              $31,415            $41,887          $52,359          $62,831           $73,302
          $200,000              $42,665            $56,887          $71,109          $85,331           $99,552
          $250,000              $53,915            $71,887          $89,859         $107,831          $125,802
          $300,000              $65,165            $86,887         $108,609         $130,331          $152,052
          $350,000              $76,415           $101,887         $127,359         $152,831          $178,302
          $400,000              $87,665           $116,887         $146,109         $175,331          $204,552
          $450,000              $98,915           $131,887         $164,859         $197,831          $230,802
          $500,000             $110,165           $146,887         $183,609         $220,331          $257,052
          $550,000             $121,415           $161,887         $202,359         $242,831          $283,302
          $600,000             $132,665           $176,887         $221,109         $265,331          $309,552


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Anderson LLP, independent public accountants, have audited the books and records of HUBCO since 1991. Selection of HUBCO's independent public accountants for the 1999 fiscal year will be made by the Board of Directors subsequent to the Annual Meeting.

         Arthur Anderson LLP has advised HUBCO that one or more of its representatives will be present at the Annual Meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before that meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

         Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it to the Corporation in the enclosed envelope.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                            Kenneth T. Neilson
                                            Chairman, President and
                                            Chief Executive Officer

Mahwah, New Jersey
March 15, 1999

                                                                      APPENDIX A


             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                         OF HUBCO, INC. TO INCREASE ITS
                      AUTHORIZED COMMON AND PREFERRED STOCK


         The following is proposed to become Paragraph (A) of Article V of HUBCO's Certificate of Incorporation. The language to be deleted is shown [in brackets] and the new language is underlined.


         "(A) The total authorized stock of the Corporation shall be 125,000,000 [65,245,350] shares, consisting of 100,000,000 [54,636,350] shares of common stock and 25,000,000 [10,609,000] shares of preferred stock, which may be issued in one or more classes or series. The shares of common stock shall constitute a single class and shall be without nominal or par value. The shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series adopted by the Board of Directors, as provided herein, may provide that shares of any class or series shall have a specific par value per share, in which event all of the shares of such class or series shall have the par value so specified."

                                                                      Appendix B

                       HUBCO, INC. 1999 STOCK OPTION PLAN

                               ARTICLE I. PURPOSE


                  The purposes of the 1999 Stock Option Plan are (i) to attract and retain highly-qualified executives, (ii) to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, (iii) to enable executives of HUBCO, Inc. (the "Corporation") to develop and maintain stock ownership positions in the Corporation, and (iv) to provide incentives to such executives to contribute to the success of the Corporation. To achieve these objectives, the Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options.

                             ARTICLE II. DEFINITIONS

                  Whenever the following terms are used in this Plan, they shall have the meaning specified below:

                  "Affiliate" shall mean the Corporation, a Subsidiary, or any employee benefit plan established or maintained by the Corporation or a Subsidiary.

                  "Board" shall mean the Board of Directors of the Corporation.

                  "Cause" shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Corporation or for any act of dishonesty or lack of fidelity towards the Corporation, (iii) the written confession by the Participant of any act of dishonesty towards the Corporation or any embezzlement or misappropriation of the Corporation's funds, or (iv) the willful or gross neglect of the duties for which the Participant was responsible; all as the Committee, in its sole discretion, may determine.

                  "Change in Control" shall mean the occurrence of one or more of the following events: (i) the Corporation acquires actual knowledge that any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange
Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (ii) the approval by the Corporation's stockholders of (a) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which either a majority of the board of directors of the surviving, new, or combined entity were directors of the Corporation immediately prior to such transaction or one-half of the board of directors of the surviving, new, or combined entity were directors of the Corporation immediately prior to such transaction and the Corporation's chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new, or combined entity), (b) a sale or disposition of all or substantially all of the
Corporation's assets, or (c) a plan of liquidation or dissolution of the Corporation, or (iii) except as provided in clause (ii)(a) above, during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation ("Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that if the election or nomination for the election by the Corporation's stockholders of a new director was approved by a vote of at least two-thirds of the Continuing Directors, then such individual shall be deemed to be a Continuing Director.

                  "Code" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.).

                  "Committee" shall mean the committee consisting of at least three (3) directors of the Corporation appointed by the Board to administer the Plan pursuant to the provisions of Article III of the Plan.

                  "Common Stock" or "Stock" shall mean the common stock of the Corporation, no par value.

                  "Disability" shall mean permanent and total disability within the meaning of Section 105(d)(4) of the Code.

                  "Employee" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under
Section 3401(c) of the Code) of an Affiliate.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Incentive Option" shall mean an Option whose terms satisfy the requirements imposed by Section 422 of the Code and which is intended by the Committee to be treated as an Incentive Option.

                  "Nonqualified Option" shall mean either (i) any Option which, when granted, is not an Incentive Option, and (ii) an Incentive Option which, subsequent to its grant, ceases to qualify as an Incentive Option because of a failure to satisfy the requirements of Section 422(b) of the Code.

                  "Option" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

                  "Participant" shall mean an Employee who has been granted an Option under the Plan.

                  "Plan" shall mean the HUBCO, Inc. 1999 Stock Option Plan, as such plan may be amended from time to time.

                  "Retirement" shall mean any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Corporation or any Subsidiary which is applicable to such Participant at the time of his or her Termination of Service.

                  "Secretary"   shall  mean  the  corporate   secretary  of  the
Corporation.

                  "Securities Act" shall mean the Securities Act of 1933.

                  "Shares" shall mean shares of Common Stock.

                  "Subsidiary(ies)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Corporation.

                  "Terminate (Termination of) Service (or Termination)" shall mean the time at which the Participant ceases to provide services to the Corporation as an employee, but shall not include a lapse in providing services which the Committee determines to be a temporary leave of absence.

                           ARTICLE III. ADMINISTRATION

                  The Plan shall be administered by a committee (the "Committee") selected by the Board from among its members, which shall consist of not less than three members, each of whom must be both (i) a "disinterested person" within the meaning of the rules promulgated under Section 16(b) of the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action.

                  Subject to the  provisions of the Plan,  the  Committee  shall have sole authority, in its absolute discretion: (i) to determine which of the eligible Employees of the Corporation shall be granted Options; (ii) to grant Options; (iii) to determine the times when Options may be granted and the number of Shares that may be purchased pursuant to such Options; (iv) to determine the exercise price of the Shares subject to each Option, which price shall be not less than the minimum specified in Section 6.1; (v) to determine the time or times when each Option becomes exercisable, the duration of the exercise period, and any other restrictions on the exercise of Options issued hereunder; (vi) to prescribe the form or forms of the Option agreements under the Plan; (vii) to determine the circumstances under which the time for exercising Options should be accelerated and to accelerate the time for exercising outstanding Options;
(viii) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of the Plan; (ix) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (x) to construe and interpret the Plan, the rules and regulations and the Option agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that with respect to those eligible Employees who are not "officers" of the Corporation, within the meaning of Section 16(b) of the Exchange Act, the Committee may delegate to any person or persons ("Subcommittee") all or any part of its authority as set forth in (i) through (x) above. All references in the Plan to the powers of a Subcommittee to act for the Committee shall be applicable only to the extent consistent with the forgoing provision and only to the extend consistent with the powers which have actually been delegated to it. All decisions, determinations and interpretations of the Committee, or Subcommittee, to the extent consistent with such delegation, shall be final and binding.

                       ARTICLE IV. SHARES SUBJECT TO PLAN

                  The maximum number of Shares that may be made subject to Options granted pursuant to the Plan is 1,000,000 (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article VIII of the
Plan). The maximum number of Shares with respect to which Options may be granted to any one person during the term of the plan shall not exceed 250,000 (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of
Article VIII of the Plan). The Corporation shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued shares, or out of Shares held in the Corporation's treasury, or partly out of each, as shall be determined by the Board. No fractional Shares shall be issued with respect to Options granted under the Plan.

                  In the event that any outstanding Option under the Plan for any reason expires, is terminated, forfeited or is cancelled prior to the expiration date of the Plan, the Shares called for by the unexercised portion of such Option may, to the extent permitted by Rule 16b-3 under the Exchange Act, again be subject to an Option under the Plan.

                   ARTICLE V. ELIGIBILITY FOR AWARD OF OPTIONS

                  The Committee may designate any officer, any group or divisional officer, and any other key Employee of the Corporation or any Affiliate as eligible to receive Options under the Plan. Non-employee directors shall not be eligible to participate in the Plan.

                          ARTICLE VI. GRANT OF OPTIONS

                  The Committee (or Subcommittee) may, in its sole discretion, grant Options to such officers and key Employees of the Corporation as it determines appropriate consistent with Article V. Options shall be evidenced by Option agreements (which need not be identical) in such forms as the Committee may from time to time approve.

                  Option agreements shall conform to the terms and conditions of the Plan. Such agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to the Option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, or restrictions on resale or other disposition, of shares acquired under the Plan, provisions giving the Corporation the right to repurchase shares acquired under the Plan in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements. Options granted under this Plan which are intended to qualify as Incentive Options shall be specifically designated as such in the Option agreement.

                  6.1 OPTION PRICE. The exercise price for each Option granted under the Plan shall be determined by the Committee or Subcommittee; provided, however, that it shall not be less than the fair market value of the Stock on the date of grant. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any national stock exchange with which the Stock may be listed and traded on the date chosen to determine such fair market value, or, if there are no such sales on that date, then on the last preceding date on which such a sale was reported. If the Stock is not listed on any exchange but the Stock is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation (NASDAQ) System on a last sale basis, then the fair market value of the Stock shall be deemed to be the mean between the high and low price reported on the date of grant. If the Stock is not quoted on the NASDAQ on a last sale basis, then the fair market value of the Stock shall mean the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

                  6.2 EXERCISABILITY AND TERMS OF OPTIONS. The Committee or Subcommittee shall determine the dates after which Options may be exercised, in whole or in part, and may establish a vesting schedule that must be satisfied before Options may be exercised; provided, however, that no Option may be exercisable within six months of the date it is granted. If an Option is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable.

                  Subject to Section 6.7 in the case of Incentive Options, all Options shall have a term of no more than ten years from the date of grant; provided, however, that upon the Termination of Service of a Participant, Options that have not become exercisable before the date the Participant Terminates Service shall be forfeited and terminated immediately. Without limiting the foregoing, no Option shall be exercisable after the date of termination, if the Termination of Service is by the Corporation or any Subsidiary for Cause.

                  If a Participant shall Terminate Service by reason of his death or Disability, all vested Options held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of six months from the date of such Termination, or until the expiration of the stated term of such Option, whichever period is shorter. If a Participant shall Terminate Service by reason of Retirement, voluntary resignation or dismissal without Cause, all vested Options held by such Participant may be exercised for a period of sixty (60) days from the date of Termination or until the expiration of the stated term of such Option, whichever period is shorter.

                  In the event of a Change In Control, any Option granted under the Plan to a Participant which has not, as of the date of the Change In Control, become exercisable, shall become fully exercisable.

                  6.3 NON-TRANSFERABILITY OF OPTION RIGHTS. No Option shall be transferable except by will or the laws of descent and distribution, and then shall be limited by Section 6.2. During the lifetime of the Participant, the Option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfers of Nonqualified Options to family members, subject to such conditions or limitations as it may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

                  6.4 NO OBLIGATION TO EXERCISE OPTION. The grant of an Option shall impose no obligation on the Participant to exercise such Option.

                  6.5 CANCELLATION OF OPTIONS. The Committee (or Subcommittee), in its discretion, may, with the consent of any Participant, cancel any outstanding Option.

                  6.6. NO RIGHTS AS A STOCKHOLDER. A Participant or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which be shall have become the holder of record thereof.

                  6.7 SPECIAL PROVISIONS APPLICABLE TO INCENTIVE OPTIONS. To the extent the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which any Options granted hereunder which are intended to be Incentive Options may be exercisable for the first time by the Participant in any calendar year (under this Plan or any other stock option plan of the Corporation or any parent or Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

                  No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of any parent or Subsidiary thereof, unless such Option (i) has an Option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option and (ii) cannot be exercised more than five years after the date it is granted.

                  Each Participant who receives an Incentive Option must agree to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (i) two years after the date the optionee was granted the Incentive Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Option. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Participant provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

                  Any other provision of the Plan to the contrary notwithstanding, no Incentive Option shall be granted after the date which is ten years from the date this Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier.

                         ARTICLE VII. EXERCISE OF OPTION

                  Any Option may be exercised in whole or in part at any time subsequent to such Option becoming exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised pursuant to Section 6.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and (v) full payment to the Corporation of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option.

                  7.1 SHARE CERTIFICATES. Upon receiving notice and payment, the Corporation will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and non-assessable. The Corporation shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any federal or state law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which may be necessary or advisable and (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which may be necessary or advisable.

                  7.2 PAYMENT FOR SHARES. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option, by certified or bank cashier's check payable to the order of the Corporation or, unless otherwise prohibited by the terms of an Option agreement, by one or more of the following: (i) in the form of unrestricted Shares already owned by the Participant based in any such instance on the fair market value of the unrestricted Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted; (ii) by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price; (iii) by a combination thereof, in each case in the manner provided in the Option agreement; or (iv) by any other means acceptable to the Corporation. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms. To the extent the Option exercise price may be paid in Shares as provided above, Shares delivered by the Participant may be (i) Shares which were received by the Participant upon exercise of one or more Incentive Options, but only if such Shares have been held by the Participant for at least the greater of (a) two years from the date the Incentive Options were granted or (b) one year after the transfer of Shares to the Participant, or (ii) Shares which were received by the Participant upon exercise of one or more Nonqualified Options, but only if such Shares have been held by the Participant for at least six months.

                  7.3 SHARE WITHHOLDING. The Committee shall require that a Participant pay to the Corporation, at the time of exercise of a Nonqualified Option, such amount as the Committee deems necessary to satisfy the Corporation's obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon. A Participant may satisfy such withholding requirements by having the Corporation withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate fair market value on the date of exercise equal to the minimum amount required by law to be withheld; provided, however, that in the case of an exercise by a Participant subject to
Section 16(b) of the Exchange Act, the Participant must (i) exercise the Option during the period beginning on the third business day following the date of release to the press of the quarterly or annual summary of earnings for the Corporation, and ending on the twelfth business day following such date, or (ii) irrevocably elect to utilize Share withholding at least six months prior to the date of exercise.

               ARTICLE VIII. ADJUSTMENT FOR RECAPITALIZATION, ETC.

                  The aggregate number of Shares which may be purchased pursuant to Options granted, the number of Shares covered by each outstanding Option, and the price per share thereof in each such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Corporation, or reorganization, merger or consolidation, or other similar change affecting the Shares.

                  Such adjustment to an Option shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Participants, the Corporation, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.

                  In the event of a Change in Control involving (i) the liquidation or dissolution of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Corporation's assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the fair market value of the Options less the exercise price for such Options.

                     ARTICLE IX. GOVERNMENT REGULATIONS AND
                             REGISTRATION OF SHARES

                  The Plan, and the grant and exercise of Options thereunder, and the Corporation's obligation to sell and deliver stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

                  Each Option is subject to the requirement that if, at any time, the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or NASDAQ or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions not acceptable to the Committee. The Corporation shall not be deemed, by reason of the granting of any Option, to have any obligation to register the Shares subject to such Option under the Securities Act or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act.

                  Unless a registration statement under the Securities Act and the applicable rules and regulations thereunder is then in effect with respect to Shares issued upon exercise of any Option (which registration shall not be required), the Corporation shall require that the offer and sale of such shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Corporation may require, as a condition precedent to the exercise of any Option, that the person exercising the Option give to the Corporation written representation and undertaking, satisfactory in form and substance to the Corporation, that he is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Corporation's satisfaction that the offer or sale of the Shares issuable upon exercise of the Option will not constitute or result in any breach or violation of the Securities Act or any similar state act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Securities Act is not then in effect with respect to the Shares issued upon exercise of an Option, the Corporation shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

                  The Corporation is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options under the Plan which results from the inability of the Corporation to obtain, or in any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Options under the Plan if counsel for the Corporation deems such authority necessary for lawful issuance or transfer of any such Shares. Appropriate legends may be placed on the stock certificates evidencing Shares issued upon exercise of Options to reflect such transfer restrictions.

                           ARTICLE X. OTHER PROVISIONS

                  The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

                  As used herein, the masculine gender shall include the feminine gender.

                  The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

                  All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Corporation or to the Corporation at its principal office.

                  The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

                  Nothing in the Plan or in any Option granted hereunder shall confer on any Participant or eligible Employee any right to continue in the employ of the Corporation or any of its Subsidiaries, or to interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate such Participant's or Employee's employment at any time.

                  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Option in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

                  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation. Nothing in this Plan shall be construed to limit the right of the Corporation (i) to establish, alter or terminate any other forms of incentives, benefits or compensation for Employees of the Corporation, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an Employee not participating in this Plan; or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

                  Participants shall have no rights as shareholders unless and until certificates for Shares are registered in their names in satisfaction of a properly exercised Option.

                  If the Committee or Subcommittee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee or Subcommittee so directs the Corporation, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefore.

             ARTICLE XI. EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

                  The Plan is effective as of April 21, 1999, subject to approval by the stockholders of the Corporation in a manner which complies with
Section 422 of the Code and applicable NASDAQ or national stock exchange listing rules. The expiration date of the Plan, after which no Option may be granted hereunder, shall be April 21, 2009.

                ARTICLE XII. AMENDMENT OR DISCONTINUANCE OF PLAN

                  The Board may, without the consent of the Corporation's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) increase the total number of Shares which may be purchased or acquired pursuant to Options granted under the Plan, either in the aggregate or for any Participant or eligible Employee, except as contemplated in Article VIII; (ii) expand the class of employees eligible to receive Options under the Plan; (iii) decrease the minimum Option price; or (iv) extend the maximum term of Options granted hereunder.

                  No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of Rule 16b-3. Notwithstanding anything herein to the contrary, no provision of the Plan shall be amended more than once in any six month period, other than to comport with changes in the Code, the Exchange Act or the rules thereunder.

                       ARTICLE XIII. SHAREHOLDER APPROVAL

                  Anything in the Plan to the contrary notwithstanding, the grant of Options hereunder shall be of no force or effect, and no Option granted hereunder shall vest or become exercisable in any respect, unless and until the Plan is approved by the affirmative vote of a majority of the votes cast at a meeting a shareholders of the Corporation within 12 months after the plan is adopted by the Board.

As adopted by the Salary and Personnel Committee of the Board of Directors of HUBCO, Inc. on February 27, 1999 and the Board of Directors of HUBCO, Inc. on February 27, 1999.